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Rise Gold Closes US$3.3 Million Financing

July 31, 2020 – Grass Valley, California – Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the “Corporation”) announces that it has completed the non-brokered private placement announced in its July 22, 2020 news release. The Corporation raised a total of US$3,272,875 through the issuance of 4,363,833 units (each a “Unit”) at a price of US$0.75 per Unit (CDN$1.02 per Unit), with each Unit comprising one share of common stock (a “Share”) and one-half of one share purchase warrant (the “Offering”). Each whole warrant (a “Warrant”) entitles the holder to acquire one Share at an exercise price of US$1.00 until July 31, 2022. The Corporation paid a total of US$32,576 in finder’s fees and issued a total of 43,435 finder’s warrants, where each finder’s warrant entitles the holder to acquire one Share at a price of US$1.00 until July 31, 2022.

Benjamin W. Mossman, a director and the CEO of the Corporation, acquired 40,000 Units and Lawrence W. Lepard, a director of the Corporation, acquired 133,333 Units through EMA Garp Fund, L.P., which constitutes “related party transactions” under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The related party transactions are exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to subsection 5.5(a) of MI 61-101, and exempt from the minority approval requirements of Section 5.6 of MI 61-101 pursuant to subsection 5.7(1)(a) of MI 61-101, as the fair market value of the transactions do not exceed 25% of the Corporation’s market capitalization. A material change report as contemplated by the related party transaction requirements under MI 61-101 was not filed more than 21 days prior to the closing as Mr. Mossman’s and Mr. Lepard’s participation was only recently determined.

All securities issued pursuant to the Offering are subject to statutory hold periods in accordance with applicable United States and Canadian securities laws.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

The Corporation is an exploration-stage mining company incorporated in Nevada, USA. The Corporation’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

333 Crown Point Circle, Suite 215

Grass Valley, CA, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Corporation believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, the impact of the COVID-19 virus and amendments to reporting and other applicable requirements as a result thereof, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. The Corporation undertakes no obligation to update forward-looking statements or information except as required by law.